SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT
                          --------------

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event) January 2, 2003


                 Golden Eagle International, Inc.
      -----------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


         Colorado                  0-23726                  84-1116515
      ----------------          ------------             ------------------
      (State or Other           (Commission              (I.R.S. Employer
       Jurisdiction of          File Number)             Identification No.)
       Incorporation)

  12401 South 450 East, Building D1, Salt Lake City, Utah 84020
  -------------------------------------------------------------
       (Address of Principal Executive Offices) (Zip Code)


                          (801) 619-9320
       ---------------------------------------------------
      (Registrant's Telephone Number, Including Area Code)


                           Not Applicable
  -------------------------------------------------------------
 (Former Name or Former Address, If Changed Since Last Report.)

Item 5.  Other Events.

     On December 30, 2002, and pursuant to an option to acquire common shares granted March 20, 2002 by the independent majority of Golden Eagle's Board of Directors to Terry C. Turner, President, CEO and Chairman of the Board of Directors, and Mary A. Erickson, former President, CEO and Chairwoman, the following exercise was made:

------------------------------------------------------------------------------
                                                                   Total of
                                                                   Shares
                                                                   Acquired by
                                                    Shares         Optionee
Optionee            Total Shares     Shares         Exchanged      After
Name                Under Option     Exercised      With Company   Exchange
------------------- ---------------- -------------- -------------- -----------
Terry C. Turner     25,000,000       13,586,957     3,586,957      10,000,000
Mary A. Erickson    20,000,000       10,869,566     2,869,566       8,000,000
------------------------------------------------------------------------------

     The Non-Qualified Stock Option Agreement entered into between Golden Eagle and the optionees Turner and Erickson on March 20, 2002 provides in relevant part:

      4(b) Each exercise of the Option granted hereunder, whether in whole or in part, shall be by written notice to the secretary of the Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by any applicable securities laws.

      4(c) The Option Price shall be paid in cash or by certified funds or by surrender to the Corporation of shares of the Corporation's common stock which shares will be valued for the purposes hereof at the average price of such shares as quoted on the OTC Bulletin Board, NASDAQ, or some other independent quotation medium based on closing bid price or, if available, closing sales price on the day prior to the exercise of the Option.

The option price was set at $0.075 per share by the Board on March 20, 2002 and was exercised by written notice to Golden Eagle by Mr. Turner and Ms. Erickson, and by surrendering to Golden Eagle, on a like-kind, share-for-share exchange, on a rolling basis as those shares were exercised, 26.4% of the shares so acquired based on a closing share price on Friday, December 27, 2002 of $0.284.

     The common shares of Golden Eagle acquired by Mr. Turner and Ms. Erickson are restricted shares and may only be traded pursuant to the provisions of Rule 144, promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     The option term runs through March 20, 2003. Mr. Turner has 11,413,043 shares remaining under option, and Ms. Erickson has 9,130,434 remaining under option.


Shares Granted to Director

     On December 30, 2002, the independent majority of the Board of Directors granted to Max Staheli, a member of Golden Eagle's Board, 1,000,000 shares of restricted common stock, with 500,000 shares issuable on December 30, 2002, and 500,000 shares issuable on January 2, 2003. The Board granted these shares in recognition of Mr. Staheli's three years of service on Golden Eagle's Technical Advisory Board, and two additional years of service on Golden Eagle's Board of Directors.

     Forms 4, pursuant to Section 16 of the Securities Act of 1934, are being filed concurrently with the filing of this report.

     No underwriter was involved in any of the foregoing transactions, and no commissions, finders' fees, or other remuneration was paid in connection with the transactions.

     Golden Eagle did not receive any proceeds from the transactions and, therefore, there is no "use of proceeds."

     Each of the individuals involved has had a long relationship with Golden Eagle, is an accredited investor, and reviewed all of the information about Golden Eagle publicly available. Each of the individuals represented in writing to Golden Eagle that he or she received the shares or the options for investment purposes only and without the intention of selling or distributing the shares or options to any other person. The transactions were each accomplished in accordance with Sections 4(2) and/or 4(6) of the Securities Act of 1933, as amended.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             GOLDEN EAGLE INTERNATIONAL, INC. (Registrant)


                             /s/ Terry C. Turner
Date:  January 2, 2003   By: ___________________________________________
                             Terry C. Turner, President and Chief
                             Executive Officer